Exhibit 99.1

Optinose Announces $100 Million Debt Financing from Athyrium Capital Management

YARDLEY, Pa., Jan. 2, 2018— Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced that it has entered into a $100 million debt financing agreement with funds managed by Athyrium Capital Management, LP, a leading global healthcare-focused investment firm.

"This financing increases our financial flexibility as we prepare to launch XHANCETM," stated Chief Executive Officer, Peter Miller. "We are excited to partner with the Athyrium team as we remain focused on bringing XHANCE to market in the second quarter of this year.”

“We are thrilled to work with the leadership team at Optinose with this launch financing,” said Laurent D. Hermouet, Partner, Athyrium Capital Management. “XHANCE has the potential to improve the lives of millions of patients who are searching for new treatment options. We look forward to supporting the commercialization of XHANCE and other initiatives at Optinose.”
At closing of the agreement, $75 million in aggregate principal amount of the Senior Secured Notes were issued. An additional $25 million will be available to Optinose in 2019 subject to the achievement of a sales milestone and certain other conditions. The Senior Secured Notes mature in June 2023. Important information with respect to this debt financing agreement is set forth in a Form 8-K filed by the Company with the Securities and Exchange Commission on January 2, 2018.

Cantor Fitzgerald & Co. acted as lead financial advisor to Optinose in this transaction. Janney Montgomery Scott also provided financial advisory services. Hogan Lovells US LLP, Hogan Lovells International LLP and Aabø-Evensen & Co Advokatfirma AS served as legal advisors to Optinose. Covington & Burling LLP and Advokatfirmaet Thommessen AS served as legal advisors to Athyrium.

About Optinose
Optinose is a specialty pharmaceutical company on a mission to improve lives with a focus on patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has corporate offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com.

About Athyrium Capital Management
Athyrium Capital Management, LP, is a specialized asset management company that invests in the global healthcare sector. As of September 30, 2017, Athyrium had over $3.5 billion of assets under management. The Athyrium team has substantial investment experience in the healthcare sector across a wide range of asset classes including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium invests across all healthcare verticals, including biopharma, medical devices and products, and healthcare focused services. The team partners with management teams to implement creative financing solutions to companies’ capital needs. For more information, please visit www.athyrium.com.

Exhibit 99.1

Cautionary Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the planned launch of XHANCE in the second quarter of 2018; the benefits of the debt financing; the potential advantages of XHANCE and EDS; and other statements regarding our future operations, financial performance, prospects, intentions, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: our ability to establish supply chain and commercial infrastructure and capabilities to launch XHANCE; our ability to maintain compliance with the terms of the debt financing; and the risks, uncertainties and other factors discussed in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Media Contact
Kate Traynor, Sloane & Company
Ktraynor@sloanepr.com
212.446.1871

Optinose Investor Contact
Jonathan Neely
Jonathan.neely@optinose.com
267.521.0531

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